Exhibit 23.1

                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 21, 2001, included in Worldport Communications, Inc.'s Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
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Arthur Andersen LLP
Chicago, Illinois

August 8, 2001